EXHIBIT 10.05

                     AMENDMENT #1 TO SECURED PROMISSORY NOTE
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New York, New York                                    Effective January 25, 2005

     The undersigned, AES Management Buyout Company, Inc. (the "Borrower") pursuant to a Secured Promissory Note dated September 28, 2004 (the "Note") promised to pay to the order of Embryo Development Corp. (the "Payee") the principal amount of $300,000 together with interest thereon at the rate of eight (8%) percent per annum from the date thereof.

     The Note was made in conjunction with a certain Letter of Intent dated August 4, 2004 (the "LOI") and is secured by a Security Agreement in favor of the Payee, as described therein.

     Except as otherwise specifically agreed to in this amendment, all terms, conditions and provisions of the Note and Security Agreement are hereby affirmed and shall remain in full force and effect. Further, all terms not otherwise defined in this Amendment shall be deemed to be defined as in the Note.

     The Payee, by execution hereof, acknowledges that a Definitive Agreement as contemplated by the LOI is still being negotiated in good faith. Based on such good faith negotiation, the parties have agreed that: In connection with the acceleration of the Maturity Date, as provided by the Note where a Definitive Agreement has not been executed by January 31, 2005, the last sentence of the second paragraph of the Note is hereby amended to read as follows:

     "In the event the Definitive Agreement as contemplated by the LOI, is not executed by March 15, 2005, the Maturity Date shall be accelerated and accrued interest due on this Note shall be due and payable on April 15, 2005."

     By signing below Borrower and Payee hereby agree to the foregoing amendment to the Note, effective immediately.

     IN WITNESS WHEREOF, the parties have set their hands as of the day first set forth above.

AES Management Buyout Company            Embryo Development Corp.



By: /s/                                  By:  /s/
    -------------------------                 -------------------
    President                                 CEO